Exhibit 99.1

LCC International Reports Second Quarter Profit and Record Revenue; Second Quarter Revenue of $52.6 Million Driven by Continuing Strength of Wireless Industry

     MCLEAN, Va.--(BUSINESS WIRE)--Aug. 9, 2004--LCC International, Inc., (NASDAQ:LCCI) a global leader in wireless voice and data turn-key technical consulting services, today reported revenues for the second quarter ended June 30, 2004 of $52.6 million, an increase of 189 percent from the $18.2 million posted in the second quarter of 2003 and 16.8 percent from the $45.0 million posted in the first quarter of 2004.
     "We are pleased to be able to produce the highest services revenue in a quarter in the history of LCC," commented C. Thomas Faulders III, chairman and chief executive officer of LCC. "The record revenue was attributable to the continued implementation of our network deployment programs in the Americas and growth in our consultancy services overseas."
     The Company reported net income for the second quarter of $1.3 million compared to a net loss of $(4.0) million for the second quarter of 2003 and a $(1.6) million loss in the first quarter of 2004.
     Earnings per share in the second quarter were $0.05 per basic and fully diluted share on 24.3 and 25.3 million shares respectively compared to a basic and fully diluted loss per share of $(0.19) on 21.0 million shares during the second quarter of 2003 and a loss per share of $(0.06) per basic and fully diluted share on 24.4 million shares for the first quarter of 2004.
     Mr. Faulders continued, "During the quarter we made significant progress on our return to profitability. We increased our consolidated gross margins to 19 percent, hit key milestones in our two large US-based projects, executed well on a wide variety of other projects, grew new projects and renewed agreements with several clients. Sales for which execution was completed in the same quarter accounted for 31% of the quarter's revenue and we ended the quarter with strong backlog of $113 million."
     "There were some increases in operating expenses in the quarter driven by the costs to support new revenue generating programs in new markets and increases in corporate costs for benefit, insurance and compliance programs, offset by some adjustments to our restructuring reserves and an additional gain from selling Nextwave assets," said Faulders.
     "As we look at the wireless marketplace we continue to see positive trends in all key measurements. Carrier spending continues, the demand for outsourced design, deployment and maintenance services is strong and the announcements made by U.S. and international carriers indicating their intention to implement next generation wireless technologies are all indicators of a robust market for our services. This, together with the expected continued successful execution on our large turn-key based projects and the significant pipeline activity we are seeing in the sector lead us to be optimistic about the future demand for our services and ability to sustain these second quarter's revenue levels and continue profitability," concluded Faulders.
     The Company will hold a conference call on Tuesday, August 10, 2004 at 8:30 a.m. Eastern to discuss its second quarter 2004 results. Interested parties can participate either by web cast by visiting the Company's web site (www.lcc.com) or via telephone. U.S. callers please dial 800/784-9386. Callers outside of the U.S. please dial 706/679-3422. Both numbers will require callers to enter reservation number 4981972.

     About LCC

     LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

     Statements included in this news release which are not historical in nature are "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include, without limitation, statements regarding increased demand for the Company's services; forecasts or opinions regarding anticipated revenues, earnings and profits; statements regarding contracts, work or revenue opportunities the Company may secure in the future; and related information, all of which are based on current factual information and certain assumptions about future events which management believes to be reasonable at this time. There are many risks, uncertainties and other factors that can prevent the Company from achieving its goals or cause the Company's results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, changes in demand for the Company's services from external factors including general economic conditions or changes in wireless demand or technology affecting network expansion strategies and financing opportunities for the Company's clients, delays in the award of new work or the progress of existing projects, the termination or reduction of existing projects due to changes in the financial condition or business strategies of the Company's clients, the Company's dependence on hiring and retaining professional staff and key personnel, fluctuations in quarterly results from a variety of internal and external factors including changes in the Company's estimates with respect to the completion of fixed-price contracts, lengthy sales cycles especially with respect to larger projects that may account for a significant portion of the Company's anticipated revenues, intense competition in the marketplace especially from competitors with greater financial resources and financing capabilities, and those risk factors described in LCC International, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company generally provides performance and earnings projections at each quarterly earnings conference call and in specific regulatory filings. These forecasts are as of the date of the call or filing and will include estimates based on factual information and assumptions which management believes to be reasonable at that time. In providing projections and other forward-looking statements, the Company does not make, and specifically disclaims, any undertaking or obligation to update them at any time in the future or at all to reflect new information, future events or otherwise.


                    LCC International, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)


                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------- ------------------
                                  2003      2004      2003     2004
                                --------- --------- --------- --------

REVENUES                        $ 18,187  $ 52,618  $ 35,327  $97,667

COST OF REVENUES                  14,860    42,639    29,459   80,736
                                --------- --------- --------- --------

GROSS PROFIT                       3,327     9,979     5,868   16,931
                                --------- --------- --------- --------

OPERATING (INCOME) EXPENSE:
  Sales and marketing              1,481     1,884     3,437    3,652
  General and administrative       4,731     6,600     9,469   12,833
  Restructuring charge                --      (924)     (152)    (924)
  Depreciation and amortization      810       613     1,606    1,369
                                --------- --------- --------- --------
                                   7,022     8,173    14,360   16,930
                                --------- --------- --------- --------
OPERATING INCOME (LOSS)           (3,695)    1,806    (8,492)       1
                                --------- --------- --------- --------

OTHER INCOME (EXPENSE):
  Interest income                    101        52       197      111
  Interest expense                   (41)      (41)      (49)     (92)
  Other                              120       369     1,369      521
                                --------- --------- --------- --------
                                     180       380     1,517      540
                                --------- --------- --------- --------
INCOME (LOSS) FROM OPERATIONS
 BEFORE INCOME TAXES              (3,515)    2,186    (6,975)     541

PROVISION (BENEFIT) FOR INCOME
 TAXES                               460       872      (838)     781
                                --------- --------- --------- --------

NET INCOME (LOSS)               $ (3,975) $  1,314  $ (6,137) $  (240)
                                ========= ========= ========= ========

NET INCOME (LOSS) PER SHARE:
  Basic                         $  (0.19) $   0.05  $  (0.29) $ (0.01)
                                ========= ========= ========= ========
  Diluted                       $  (0.19) $   0.05  $  (0.29) $ (0.01)
                                ========= ========= ========= ========

WEIGHTED AVERAGE SHARES USED IN
 CALCULATION OF NET
 INCOME (LOSS) PER SHARE:
  Basic                           20,969    24,381    20,964   24,325
                                ========= ========= ========= ========
  Diluted                         20,969    25,281    20,964   24,325
                                ========= ========= ========= ========


                    LCC International, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets
                      (In thousands, except per share data)


                                              December 31,  June 30,
                                                  2003        2004
                                              ------------ -----------
                                                           (Unaudited)
ASSETS:

Current assets:
   Cash and cash equivalents                  $    28,943  $   17,161
   Restricted cash                                  1,568       1,540
   Short-term investments                             520          --
   Receivables, net of allowance for doubtful
    accounts of $466 and $593 at December 31,
    2003 and June 30, 2004, respectively:
      Trade accounts receivable                    27,456      42,175
      Unbilled receivables                         35,007      40,617
      Due from related parties and affiliates         180         149
   Deferred income taxes, net                       3,547       3,530
   Prepaid expenses and other current assets        1,726       1,903
   Prepaid tax receivable and prepaid taxes           662         696
                                              ------------ -----------
      Total current assets                         99,609     107,771

Property and equipment, net                         3,818       4,577
Investments in affiliates                             764         660
Deferred income taxes, net                          1,407         683
Goodwill                                           11,115      11,371
Other intangibles                                     843         677
Other assets                                        1,035       1,696
                                              ------------ -----------
                                              $   118,591  $  127,435
                                              ============ ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
   Line of credit                             $     1,840  $    1,265
   Accounts payable                                11,485      20,044
   Accrued expenses                                21,152      23,864
   Accrued employee compensation and benefits       5,525       5,671
   Deferred revenue                                   471         717
   Income taxes payable                               967         856
   Accrued restructuring current                    2,903       1,692
   Other current liabilities                          286          26
                                              ------------ -----------
      Total current liabilities                    44,629      54,135

   Accrued restructuring non-current                3,432       2,527
   Other liabilities                                  762         751
                                              ------------ -----------
      Total liabilities                            48,823      57,413
                                              ------------ -----------

Shareholders' equity:
Preferred stock:
   10,000 shares authorized; 0 shares issued
    and outstanding                                    --          --
Class A common stock, $0.01 par value:
   70,000 shares authorized; 19,549 and
    19,855 shares issued and outstanding at
    December 31, 2003 and June 30, 2004,
    respectively                                      195         199
Class B common stock, $0.01 par value:
   20,000 shares authorized; 4,638 and 4,538
    shares issued and outstanding at
    December 31, 2003 and June 30, 2004,
    respectively                                       46          45

Paid-in capital                                   106,262     107,142
Accumulated deficit                               (36,602)    (36,842)
Note receivable from shareholder                   (1,557)     (1,557)
                                              ------------ -----------
   Subtotal                                        68,344      68,987

Accumulated other comprehensive income --
 foreign currency translation adjustments           1,424       1,035
                                              ------------ -----------
      Total shareholders' equity                   69,768      70,022
                                              ------------ -----------
                                              $   118,591  $  127,435
                                              ============ ===========


                    LCC International, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (Unaudited)


                                                     Six Months Ended
                                                         June 30,
                                                     -----------------
                                                       2003     2004
                                                     -------- --------


Cash flows from operating activities:
   Net loss                                          $(6,137) $  (240)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                    1,606    1,369
      Provision (recovery) for doubtful accounts      (1,257)     100
      Loss on equity method investment                    --      464
      Restructuring charge (recovery)                   (152)    (924)
      Changes in operating assets and liabilities:
         Trade, unbilled, and other receivables       (3,057) (20,411)
         Accounts payable and accrued expenses        (2,664)  11,418
         Other current assets and liabilities           (744)  (1,213)
         Other non-current assets and liabilities       (294)    (894)
                                                     -------- --------
Net cash used in operating activities                (12,699) (10,331)
                                                     -------- --------

Cash flows from investing activities:
   Purchases of property and equipment                  (477)  (2,014)
   Proceeds from disposals of property and equipment      32       30
   Investments                                          (273)    (360)
                                                     -------- --------
Net cash used in investing activities                   (718)  (2,344)
                                                     -------- --------

Cash flows from financing activities:
   Borrowings on line of credit                        2,787   10,242
   Payments on line of credit                           (794) (10,780)
   Proceeds from issuance of common stock, net            37       47
   Proceeds from exercise of options                      --      836
   Proceeds/purchases of short-term investments          (17)     520
   Decrease (increase) in restricted cash               (229)      28
                                                     -------- --------
Net cash provided by financing activities              1,784      893
                                                     -------- --------

Net decrease in cash and cash equivalents            (11,633) (11,782)
Cash and cash equivalents at beginning of period      37,507   28,943
                                                     -------- --------
Cash and cash equivalents at end of period           $25,874  $17,161
                                                     ======== ========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
      Income taxes                                   $   224  $   182
      Interest                                            30       --


                        LCC International, Inc.
                         Financial Statistics

Founded - 1983; IPO - 1996 (NASDAQ:LCCI)
Business Focus: Design, build, manage & maintain fixed and mobile wireless networks for wireless carriers and equipment
                vendors, globally.
Headquartered - McLean, VA;  Regional Offices in Los Angeles, London,
                Sydney, Cambridge (U.K.), Den Bosch (Netherlands),
                Milan, Rome, Sao Paulo, Madrid, Algiers, Beijing,
                Singapore, Dubai & Riyadh
Employees - 992 46% outside of USA; 18 technical disciplines in 21 countries
Clients - 82;   Projects:  289
A and B shares outstanding:  24.4 million
Price range last 12 months - $3.34 to $9.81


                                            YTD/2004   2003     2002

Revenue                    Americas          59,738   53,086   29,706
                           EMEA              35,056   53,296   34,755
                           Asia and other     2,873    2,057    2,608
                                            -------- -------- --------
                           Total             97,667  108,439   67,069
                                            ======== ======== ========
Gross profit                                 16,931   19,441    8,640

Gross margin %             Americas            14.8%    14.6%     9.2%
                           EMEA                20.6%    20.8%    14.8%
                           Asia and other      30.1%    28.6%    28.5%
                                            -------- -------- --------
                           Total               17.3%    17.9%    12.9%
                                            ======== ======== ========

Operating expenses         Sales &
                            Marketing         3,652    6,624    8,095
                           General &
                            Administrative   12,733   20,927   17,582
                           Bad debt expense/
                            (recoveries)        100   (2,419)   2,729
                           Restructuring
                            charges            (924)      (2)  13,522
                           Tower gains            -        -   (2,000)
                           Depreciation &
                            amortization      1,369    3,860    2,884
                                            -------- -------- --------
                           Total             16,930   28,990   42,812
                                            ======== ======== ========
Operating expenses %                           17.3%    26.7%    63.8%
Operating income / (loss)                         1   (9,549) (34,172)
Other income / (expense)   Interest income      111      447      840
                           Interest expense     (92)    (122)     (22)
                           Gain / (loss) on
                            investments         766    1,000    1,104
                           Impairment of
                            assets             (181)       -   (5,139)
                           Other                (64)     218      268
                                            -------- -------- --------
                           Total                540    1,543   (2,949)
                                            ======== ======== ========
Income / (Loss) before tax                      541   (8,006) (37,121)
Tax benefit / (expense)                        (781)   1,483    8,451
Net income / (loss)                            (240)  (6,523) (28,670)
                                            -------- -------- --------
Weighted average shares
 outstanding                                 24,325   21,292   20,902
E.P.S.                                       $(0.01)  $(0.31)  $(1.37)
                                            -------- -------- --------


                                    2004                2003
                                 Q2      Q1      Q4      Q3      Q2
Revenue        Americas        32,748  26,990  26,066  13,488   7,166
               EMEA            17,828  17,228  17,388  15,143  10,441
               Asia and other   2,042     831     308     719     580
                               ------- ------- ------- ------- -------
               Total           52,618  45,049  43,762  29,350  18,187
                               ======= ======= ======= ======= =======
Gross profit                    9,979   6,952   7,979   5,594   3,327

Gross margin % Americas          16.0%   13.4%   15.3%   15.1%   15.4%
               EMEA              23.2%   17.9%   22.9%   21.3%   19.2%
               Asia and other    29.4%   31.9%    6.8%   47.6%   37.4%
                               ------- ------- ------- ------- -------
               Total             19.0%   15.4%   18.2%   19.1%   18.3%
                               ======= ======= ======= ======= =======

Operating      Sales &
 expenses       Marketing       1,884   1,768   1,885   1,302   1,481
               General &
                Administrative  6,500   6,233   5,268   4,934   5,259
               Bad debt
                expense /
                (recoveries)      100       -    (347)   (816)   (528)
               Restructuring
                charges          (924)      -       -     150       -
               Tower gains          -       -       -       -       -
               Depreciation &
                amortization      613     756     916   1,338     810
                               ------- ------- ------- ------- -------
               Total            8,173   8,757   7,722   6,908   7,022
                               ======= ======= ======= ======= =======
Operating
 expenses %                      15.5%   19.4%   17.6%   23.5%   38.6%
Operating
 income /
 (loss)                         1,806  (1,805)    257  (1,314) (3,695)
Other income /
 (expense)     Interest income     52      59     201      49     101
               Interest
                expense           (41)    (51)    (24)    (49)    (41)
               Gain / (loss)
                on investments    766       -       -       -       -
               Impairment of
                assets           (181)      -       -       -       -
               Other             (216)    152     (14)   (137)    120
                               ------- ------- ------- ------- -------
               Total              380     160     163    (137)    180
                               ======= ======= ======= ======= =======
Income /
 (Loss) before
 tax                            2,186  (1,645)    420  (1,451) (3,515)
Tax benefit /
 (expense)                       (872)     91     219     426    (460)
Net income /
 (loss)                         1,314  (1,554)    639  (1,025) (3,975)
                               ------- ------- ------- ------- -------
Weighted
 average
 shares
 outstanding                   25,281  24,275  23,489  21,002  20,969
E.P.S.                          $0.05  $(0.06)  $0.03  $(0.05) $(0.19)
                               ------- ------- ------- ------- -------


Consolidated balance
 sheet data                           6/30/2004      2003       2002
Total liquid assets                      18,701     31,031     39,329
Customer receivables & work in
 progress                                82,792     62,463     25,534
Other current assets                      6,278      6,115     14,113
Net fixed and other assets               19,664     18,982     17,747
                                      ---------- ---------- ----------
Total assets                            127,435    118,591     96,723
                                      ---------- ---------- ----------

Total liabilities                        57,413     48,823     35,635
Shareholders' equity                     70,022     69,768     61,088
                                      ---------- ---------- ----------

DSO                      Billed              73         57         70
                         Unbilled/WIP        70         74         68
                                      ---------- ---------- ----------
                         Total DSO          143        131        138
                                      ---------- ---------- ----------

Backlog                  Firm           104,400    108,800     29,300
                         Implied          8,900      5,400     21,000
                                      ---------- ---------- ----------
                         Total          113,300    114,200     50,300
                                      ---------- ---------- ----------


                                        2004             2003
                                      Q2     Q1     Q4     Q3     Q2
Composition of revenue
 by service (%)
                       Technical
                        consulting   10.4%   9.0%   5.9%   9.0%  12.9%
                       Network
                        design       23.6%  23.5%  24.7%  33.3%  32.5%
                       Network
                        deployment   58.5%  61.3%  66.4%  53.2%  49.5%
                       Operations &
                        maintenance   1.7%   3.4%   2.1%   3.9%   4.7%
                       Other          5.8%   2.8%   0.9%   0.6%   0.4%
                                    ------ ------ ------ ------ ------
                       Total        100.0% 100.0% 100.0% 100.0% 100.0%
                                    ====== ====== ====== ====== ======
Composition of revenue
 by technology (%)
                       2.0G          10.5%  19.5%  20.0%  34.5%  40.2%
                       2.5G          65.0%  64.9%  61.6%  44.4%  34.5%
                       3.0G          14.4%   6.9%  15.3%  16.8%  22.3%
                       Other         10.1%   8.7%   3.1%   4.3%   3.0%
                                    ------ ------ ------ ------ ------
                       Total        100.0% 100.0% 100.0% 100.0% 100.0%
                                    ====== ====== ====== ====== ======

Composition of revenue
 by delivery (%)       Self-perform  63.4%  68.0%  70.3%  81.9%  90.2%
                       Subcontract   36.6%  32.0%  29.7%  18.1%   9.8%
                                    ------ ------ ------ ------ ------
                       Total        100.0% 100.0% 100.0% 100.0% 100.0%
                                    ------ ------ ------ ------ ------


     CONTACT: LCC International, Inc.
              Investor/Media Contact:
              Tricia Drennan, 703-873-2390
              tdrennan@lcc.com